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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-3 of our report dated March 28, 1997, on our audits of the consolidated financial statements of Eltrax Systems, Inc., which report is incorporated by reference from the Transition Report on Form 10-KSB for the nine month transition period ending December 31, 1996. We also consent to the reference to our firm under the caption "Experts."




Coppers & Lybrand L.L.P.
Minneapolis, Minnesota
September 26, 1997